UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

Contineum Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42001	27-1467257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10578 Science Center Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 333-5280
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CTNM	The Nasdaq Global Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024, the board of directors (the “Board”) of Contineum Therapeutics, Inc. (the “Company”) appointed Troy Ignelzi as a member of its Board, effective immediately. Mr. Ignelzi will serve as a Class I director with a term expiring at the Company’s 2025 annual meeting of stockholders or until his successor is duly elected and qualified. Further, the Board appointed Mr. Ignelzi to serve as Chair of the Board’s Audit Committee. The Company has determined that Mr. Ignelzi is independent under the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) applicable to audit committee members. In addition, the Board has determined that Mr. Ignelzi qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirement of Nasdaq.

Mr. Ignelzi has served as Rapport Therapeutics, Inc.'s Chief Financial Officer since November 2023. From March 2019 to September 2023, Mr. Ignelzi served as Chief Financial Officer at Karuna Therapeutics, Inc., where he led the team in the execution of a private crossover round, the company’s IPO and multiple follow-on financings. Prior to this, Mr. Ignelzi served as Chief Financial Officer of scPharma from 2016 to February 2019. From 2014 to 2016, Mr. Ignelzi served as Chief Financial Officer and as a member of the executive leadership teams at Juventas Therapeutics Inc. Earlier in his career, Mr. Ignelzi served as Senior Vice President – Operations and Business Development of Pharmalex GmbH, and in various other positions at Esperion Therapeutics, Inc., Insys Therapeutics, Inc., and Eli Lilly and Company. Mr. Ignelzi has served on the boards of directors of Vedanta Biosciences, Inc. since November 2020 and Abivax S.A. since July 2023. Mr. Ignelzi is also an advisor to Sofinnova Investments LLC. Mr. Ignelzi previously served on the board of directors of CinCor Pharma, Inc. from March 2021 to February 2023. Mr. Ignelzi received a Bachelor’s of Science degree in accounting from Ferris State University.

As a non-employee director, Mr. Ignelzi will receive cash and equity compensation paid by the Company pursuant to its existing Non-Employee Director Compensation Program, which includes an initial grant of an option to purchase 23,150 shares of the Company’s Class A common stock. In addition, Mr. Ignelzi has entered into an indemnification agreement in connection with his appointment to the Board, which is in substantially the same form entered into with the other members of the Board. There are no arrangements or understandings between Mr. Ignelzi and any other person pursuant to which Mr. Ignelzi was elected as a director. There are no family relationships between Mr. Ignelzi and any other director or executive officer of the Company, and Mr. Ignelzi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Ignelzi’s appointment to the Audit Committee, Evert Schimmelpennink stepped down from the Audit Committee. Following the appointment of Mr. Ignelzi, the Company’s Class I directors consist of Mr. Ignelzi and Olivia Ware.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-278003) filed with the Securities and Exchange Commission on April 1, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2024

CONTINEUM THERAPEUTICS, INC.

By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)